UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2022

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Credit Agreement

On December 16, 2022, Leggett & Platt, Incorporated (the “Company,” “us,” or “we”) entered into an Amendment Agreement (the “Amendment Agreement”) among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), and the Lenders with Revolving Commitments listed below. The Amendment Agreement includes as Annex I, a marked version of the Fourth Amended and Restated Credit Agreement, dated as of September 30, 2021 (the “Credit Agreement”). The Amendment Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The Amendment Agreement made the following changes:

(a)

references to the London interbank offered rate (“LIBOR”) (including the LIBO Rate, the LIBO Screen Rate and the LIBO Interpolated Rate) as interest rate benchmarks were replaced with references to the secured overnight financing rate (“SOFR”) (as defined in the Credit Agreement and more fully described below);

(b)	an interest rate Floor of 0% was added to the specified SOFR benchmark (as described below); and

(c)	the definition of Sanctioned Country was revised to include the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic.

General Terms of the Credit Agreement

The Credit Agreement is a multi-currency credit facility providing us the ability, from time to time, to borrow, repay and re-borrow up to $1.2 billion (subject to covenant limitations) until September 30, 2026, the maturity date, at which time our ability to borrow under the Credit Agreement will terminate. The Revolving Commitments under the Credit Agreement are as follows:

Lenders	Revolving Commitments
JPMorgan Chase Bank, N.A.	$155,000,000
Wells Fargo Bank, National Association	$130,000,000
U.S. Bank National Association	$130,000,000
MUFG Bank, Ltd.	$130,000,000
Bank of America, N.A.	$130,000,000
PNC Bank, National Association	$105,000,000
Truist Bank	$105,000,000
BMO Harris Bank, N.A.	$75,000,000
The Toronto Dominion Bank	$75,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$75,000,000
Svenska Handelsbanken AB (PUBL) New York Branch	$45,000,000
Arvest Bank	$45,000,000
Total	$1,200,000,000

As of the date of this Form 8-K, there was no Borrowing under the Credit Agreement. The Credit Agreement serves as support for our $1.2 billion commercial paper program.

The Company may elect the type of Borrowing under the Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(A)	ABR Borrowings. All ABR Loans are denominated in U.S. Dollars. Under an ABR loan, we will pay interest at the Alternate Base Rate plus the Applicable Rate.

(1)

Alternate Base Rate. The Alternate Base Rate is generally the greatest of (a) the Prime Rate last quoted by The Wall Street Journal as the “prime rate” in the United States; (b) the NYFRB Rate, which is the greater of (i) the rate based on federal funds transactions by depository institutions and published as the Federal Funds Effective Rate by the Federal Reserve Bank of New York, or (ii) the Overnight Bank Funding Rate published by the Federal Reserve Bank of New York; each in effect for such day, plus 1/2 of 1%; or (c) the Adjusted Term SOFR Rate for a one month Interest Period, which is the Term SOFR Reference Rate for such Interest Period plus 0.10% (with an interest rate Floor of 0%), plus 1%. If the Alternate Base Rate shall be less than 1%, such rate shall be deemed to be 1%.

(2)	Applicable Rate. The Applicable Rate equals an ABR Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The ABR Spread is currently 0.250% per annum.

(B)	Fixed Rate Borrowings. Under a Fixed Rate Loan, we will pay interest at the Adjusted Fixed Rate for the Interest Period and Agreed Currency plus the Applicable Rate.

(1)

Adjusted Fixed Rate. The Adjusted Fixed Rate is generally defined as follows: for any Fixed Rate Borrowing denominated in (a) U.S. Dollars, an interest rate equal to the Adjusted Term SOFR Rate (which is the Term SOFR Reference Rate for the Interest Period plus 0.10%); (b) Euros, an interest rate equal to the Adjusted EURIBOR Rate (which is the EURIBOR Screen Rate for the Interest Period, multiplied by the Statutory Reserve Rate (meaning a fraction with a numerator of 1, and a denominator of 1 minus the aggregate of the applicable maximum reserve percentages established by the Federal Reserve Board to which JPMorgan is subject)); (c) Canadian Dollars, an interest rate equal to the Adjusted CDOR Rate (which is the CDOR Screen Rate for the Interest Period, multiplied by the Statutory Reserve Rate (as defined above)); and (d) Mexican Pesos, an interest rate equal to the Peso Rate (which is the Equilibrium Interbank Interest Rate for a 28 day period determined by Banco de Mexico and published in the Mexican Official Gazette); provided, if the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted CDOR Rate or the Peso Rate is not available, then the interest rate will be an interpolated or alternative rate determined by JPMorgan. In the event that the Adjusted Term SOFR Rate, EURIBOR Screen Rate, CDOR Screen Rate or Peso Rate shall be less than 0%, such rates shall be deemed to be 0%.

(2)	Applicable Rate. The Applicable Rate equals a Fixed Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The Fixed Spread is currently 1.250% per annum.

(C)	RFR Borrowings. Under a RFR Loan, we will pay interest at the applicable Daily Simple RFR plus the Applicable Rate.

(1)

Daily Simple RFR. The Daily Simple RFR is generally the interest rate equal to the greater of (a) for any RFR Loan denominated in (i) British Pounds Sterling, the Sterling Overnight Index Average published by the Bank of England on a specified date; (ii) Swiss Francs, the Swiss Average Rate Overnight published by the SIX Swiss Exchange AG on a specified date; and (b) 0%.

(2)	Applicable Rate. The Applicable Rate equals the RFR Spread based on the higher of S&P and Moody’s credit ratings of our senior unsecured long-term debt. The RFR Spread is currently 1.250%.

(D)

Dollar Swingline Loans. Under a Dollar Swingline Loan (which may be, but is not required to be made by JPMorgan, as Swingline Lender, usually for short-term administrative convenience in U.S. Dollars on same day notice) we would pay interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate for an ABR Borrowing.

(E)	Competitive Loans. Under a Competitive Loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

Payment of Interest and Principal. The Company is required to (a) periodically pay accrued interest on any outstanding principal balance under the Revolving Facility at time intervals based upon the elected type of Borrowing, the elected interest rate and the elected Interest Period, and (b) pay the outstanding principal of the Revolving Facility upon the maturity date. We can also prepay the outstanding principal prior to maturity, except for loans denominated in Mexican Pesos. Also, regarding certain Fixed Rate Loans (other than RFR Loans), if, among other things, we prepay the outstanding principal prior to maturity, we must pay applicable break funding payments (which roughly equate to the Lenders’ lost interest income).

Letters of Credit. Our ability to borrow under the Revolving Facility is reduced by the amount of outstanding Letters of Credit issued pursuant to the Credit Agreement. The amount of Letters of Credit is limited to $125 million. As of the date hereof, there are no Letters of Credit outstanding under the Credit Agreement.

Company Covenants. The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (a) as of the last day of each fiscal quarter, our Leverage Ratio of (i) Consolidated Funded Indebtedness minus the lesser of: (A) Unrestricted Cash, or (B) $750 million to (ii) Consolidated EBITDA for the four consecutive trailing fiscal quarters, such ratio not being greater than 3.50 to 1.00, provided, however, subject to certain limitations, if the Company has made a Material Acquisition in any fiscal quarter, at the Company’s election, the maximum Leverage Ratio shall be 4.00 to 1.00 for the fiscal quarter during which such Material Acquisition is consummated and the next three fiscal quarters; (b) our obligations secured by Liens to 15% of Consolidated Total Assets, and (c) our ability to sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than (i) accounts receivable sold in a Permitted Securitization Transaction, (ii) products sold in the ordinary course of business, and (iii) our ability to sell, lease, transfer, or dispose of any of our assets or the assets of one of our Subsidiaries to us or one of our Subsidiaries, as applicable) at any given point in time.

Acceleration of Indebtedness. Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated, and the Required Lenders may declare all outstanding Indebtedness under the Credit Agreement to be due and immediately payable.

Accordion Feature. The Credit Agreement contains an “accordion feature” that provides for an increase in borrowing capacity under the Revolving Facility and any Incremental Term Loan of up to $600 million in addition to the borrowing capacity under the $1.2 billion Revolving Commitments, upon request of the Company subject to Lenders’ consents (i.e. up to an aggregate borrowing capacity of $1.8 billion, subject to covenant limitations.)

The schedules and exhibits to the Credit Agreement were not amended and are not part of Annex I to the Amendment Agreement. However, such schedules and exhibits can be found as part of the Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, dated as of September 30, 2021 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein, filed October 1, 2021 as Exhibit 10.1 to the Company’s Form 8-K.

The foregoing is only a summary of certain terms of the amended Credit Agreement and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

JPMorgan, the other listed Lenders and their affiliates have provided, from time to time, and continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above, including Exhibit 10.1 hereto, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment Agreement, dated as of December 16, 2022 relating to the Fourth Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

10.2	Amendment Agreement adopting the Fourth Amended and Restated Credit Agreement, dated as of September 30, 2021 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein, filed October 1, 2021 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 20, 2022	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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